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                                                                    Exhibit 99.1

Company Contact:         Public Relations Contact:    Investor Relations Contact:
----------------         -------------------------    ---------------------------
Dennis E. Valentine      Michelle Manoff              Tim Clemensen
Chief Financial Officer  Rubenstein Public Relations  Rubenstein Investor Relations
(760) 602-3292           (212) 843-8051               (212) 843-9337
www.jmar.com             mmanoff@rubensteinpr.com     tclemensen@rubensteinir.com


FOR IMMEDIATE RELEASE


                            JMAR TECHNOLOGIES REPORTS
                STRONG GAIN IN REVENUES FOR FIRST QUARTER OF 2003

-     Revenues From Continuing Operations Increase 31% From Prior Year Quarter

-     Loss From Operations Cut 67% From Fourth Quarter of 2002

- Strong $8 Million Backlog, Commitments for $5.3 Million in Additional CPL Program Funding, and Continued Progress on CPL Development, Enhance Outlook for Balance of 2003

SAN DIEGO, California (May 15, 2003) - JMAR Technologies, Inc. (Nasdaq: JMAR), a developer of advanced lasers, Collimated Plasma Lithography (CPL(TM)) systems and a provider of semiconductor production services, today announced results for its first quarter ended March 31, 2003. For the quarter, revenues, excluding those from discontinued operations, improved 31% to $4,733,714 from revenues of $3,608,655 in the corresponding quarter of 2002. The Company incurred a net loss for the three months ended March 31, 2003 of $(906,657), or $(0.04) per share, including a loss of $(459,987), or $(0.02) per share, related to the operations of JMAR Precision Systems, Inc. (JPSI) and the standard chip business of JMAR Semiconductor, Inc. (JSI), both of which were discontinued in 2002. This compares to a net loss for the three months ended March 31, 2002 of $(747,621), or $(0.03) per share, which included a loss from discontinued operations of $(1,810,217), or $(0.08) per share and a gain of $1,349,721 from the sale of marketable securities.

JMAR's improvement in revenues for the first quarter of 2003 compared to the prior year quarter resulted from activities at two of its three operating divisions: In February, the Company's Microelectronics Division was awarded $5 million in contracts from General Dynamics Advanced Information Systems, while the Systems Division received $800,000 in revenues related to JMAR's $10 million contract for X-ray proximity masks for Collimated Plasma Lithography from the U.S. Government's Naval Air Warfare Center. Shortly after the quarter concluded, the Company received an additional $3.4 million in funding against that contract for continued production of sub-100nm X-ray masks. A delay in the incremental funding of $5.3 million from JMAR's $34.5 million contract with the government's Defense Advanced Research Projects Agency (DARPA) reduced the Company's potential revenue increase for the first quarter. However, JMAR expects to receive a portion of that delayed funding later in the second quarter and the balance in the second half of this year.

JMAR's total Research, Development and Engineering (RD&E) expenditures from both Customer and Company-funded programs for the development of high-performance microelectronics manufacturing equipment represented 53% and 65% of sales for the three months ended March 31, 2003 and March 31, 2002, respectively. Contract funding supported the continued development of the Company's high-power laser technology and its CPL source and stepper systems.

President and Chief Executive Officer Ronald A. Walrod said, "I am gratified to see that our Company-wide restructuring and cost-cutting measures have begun to make JMAR a leaner, more efficient organization. Although we still have our work cut out for us, these improvements in operations, along with the recent integration of our CPL Stepper System, are helping to set the stage for profitable growth in the future."

Commenting on the Company's financial results for the first quarter of 2003 and prospects for the remainder of 2003, JMAR Chief Financial Officer, Dennis E. Valentine said, "With approximately $8 million in backlog at April 30, 2003 and another $5.3 million in DARPA funding expected this year, our revenue expectations for 2003 continue to look positive. We are pleased with the reduction in operating losses we were able to achieve in the first quarter and believe that we will see further improvements in the bottom line in the later half of 2003 as we look toward completing the sale of JPSI and as the benefits of our restructuring and our other cost cutting actions continue to accrue."

Headquartered in San Diego, California, JMAR Technologies, Inc. is the originator of Collimated Plasma Lithography, a next-generation lithography (NGL) alternative designed to deliver affordable, sub-100 nanometer chip-making capability in a compact format to the semiconductor industry. In addition to CPL, JMAR develops other products for the public and private sectors based on its proprietary "Britelight(TM)" laser light source. JMAR's operations include its laser and laser-produced plasma Research Division in San Diego, California; its Systems Division in Burlington, Vermont, where CPL Stepper Systems and other products are designed and manufactured; and its Microelectronics Division, based in Sacramento, California, where JMAR provides process integration and maintenance support for the U.S. Government's Defense Microelectronics Activity semiconductor fabrication facility.

The statements herein regarding JMAR's expectations for the successful development and introduction of its CPL systems and future sales and potential business opportunities are forward-looking statements based on current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks include unanticipated delays in the first-time assembly and operation of a complex lithography system, delays in receipt of funding of its government contracts and delays in or the inability to obtain other financing in a timely manner to further commercialize the CPL products, the failure of the CPL technology to perform as predicted or to be fully developed and engineered into a commercial product that is accepted by gallium arsenide chip manufacturers, the failure to make improvements to the Company's laser technology and to third party collimator, X-ray mask and resist technologies required to increase the throughput of the Company's X-ray and CPL systems to meet the requirements of silicon chip manufacturers, the adverse effect of selling JPSI on its operating results, less than expected sales proceeds realized from the sale of JPSI, the continued downturn in the semiconductor market, the failure of pending patents to be issued, competition from alternative technologies, including electron beam, deep ultraviolet and extreme ultraviolet lithography technologies which have been more heavily funded than JMAR's CPL program, the failure of future orders to materialize as expected, delays in development, shipment or production, parts and labor shortages, cancellation or re-scheduling of orders, the inability to obtain financing when required on terms acceptable to the Company, and the other risks detailed in the Company's 2002 Form 10-K and other reports filed with the SEC.

                                 FINANCIAL DATA
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                       Three Months Ended
                                                            March 31,
                                                  -----------------------------
Item                                                   2003             2002
------------------------------------------        -----------       -----------
Sales                                             $ 4,733,714       $ 3,608,655
Loss from Operations                                 (365,135)         (247,562)
Income (Loss) from Continuing Operations             (446,670)        1,062,596
Loss from Discontinued Operations                    (459,987)       (1,810,217)
Net Loss                                             (906,657)         (747,621)
Net Income (Loss) per Share:
     Continuing Operations                               (.02)              .05
     Discontinued Operations                             (.02)             (.08)
     Total                                               (.04)             (.03)



                          SELECTED BALANCE SHEET DATA


                                                  March 31,        December 31,
Item                                                2003               2002
-----------------------------------------       ------------       ------------
                                                (Unaudited)
Assets                                          $ 14,660,900       $ 15,121,660
Unrestricted Cash                                  2,700,495          2,246,264
Working Capital (Deficit)                           (449,271)          (780,117)
Long Term Debt                                       495,694          1,708,804
Redeemable Convertible Preferred Stock             1,268,182                 --
Shareholders' Equity                               3,690,116          3,677,994


For further details please see the full text of JMAR's Form 10-Q for the three months ended March 31, 2003 available from JMAR or at www.sec.gov.